Exhibit 99.1
Novocure Reports Second Quarter 2020 Financial Results and Provides Company Update

Quarterly net revenues of $115.9 million, representing 34 percent growth versus the second quarter 2019 and 14 percent growth versus the first quarter 2020

Financial strength allows for continued investments in clinical and product innovation

St. Helier, Jersey – Novocure (NASDAQ: NVCR) today reported financial results for the quarter ended June 30, 2020, highlighting revenue growth and financial strength as well as the advancement of the company’s clinical and product development programs. Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer by developing and commercializing its innovative therapy, Tumor Treating Fields.

Second quarter 2020 highlights include:

	Three months ended June 30,			Six months ended June 30,
	2020	2019	% Change	2020	2019	% Change

Financial, in millions
Net revenues	$115.9	$86.7	34%	$217.8	$160.0	36%
Gross profit	$90.5	$65.6	38%	$167.8	$119.1	41%
Net income (loss)	$1.7	$(1.3)	-	$5.6	$(13.4))	-

Cash, cash equivalents and short-term investments at end of period	$346.7	$284.6	22%	$346.7	$284.6	22%

Non-financial
Active patients at period end(1)	3,278	2,726	20%	3,278	2,726	20%
Prescriptions received in period(2)	1,422	1,362	4%	2,831	2,672	6%

(1) An “active patient” is a patient who is receiving treatment under a commercial prescription order as of the measurement date, including patients who may be on a temporary break from treatment and who plan to resume treatment in less than 60 days.
(2) A “prescription received” is a commercial order for Optune or Optune Lua that is received from a physician certified to treat patients for a patient not previously on Optune or Optune Lua. Orders to renew or extend treatment are not included in this total.

“Our track record of execution extended into the second quarter 2020 with sustained commercial momentum driving strong financial performance that allowed us to fund increased investments supporting the advancement of Tumor Treating Fields’ science and technology,” said William Doyle, Novocure’s Executive Chairman. “There were several notable achievements since our last earnings call, including last patient enrollment in the HEPANOVA trial, announcement of a clinical collaboration with MSD (a tradename of Merck & Co., Inc., through a subsidiary) in first-line non-small cell lung cancer, and launch of the EF-33 trial to study Tumor Treating Fields delivered with a high-intensity array in recurrent GBM, and we remain determined to advance our strategic priorities to unlock the long-term potential of our proprietary platform.”
“We further strengthened our foundation for growth in Q2,” added Asaf Danziger, Novocure’s Chief Executive Officer. “Our GBM business delivered a record $116 million in global net revenues, we reported positive EPS of $0.02, and Optune received regulatory approval for the treatment of GBM in China. With nearly 3,300 active patients on therapy at the end of the quarter, we added to the more than 16,000 patients treated to-date, globally. We remain confident in our team, our strategy and in the potential of our therapy to extend survival in some of the most aggressive forms of cancer.”
Second quarter 2020 operating statistics and financial update
For the quarter ended June 30, 2020, net revenues were $115.9 million, representing 34% growth compared to the second quarter 2019.

•In the United States, net revenues totaled $81.2 million in the quarter ended June 30, 2020, representing 38% growth compared to the same period in 2019.
•In Germany and other EMEA markets, net revenues totaled $25.4 million in the quarter ended June 30, 2020, representing 13% growth compared to the same period in 2019.
•In Japan, net revenues totaled $7.2 million in the quarter ended June 30, 2020, representing 72% growth compared to the same period in 2019.
•In Greater China, net revenues totaled $2.1 million in the quarter ended June 30, 2020, representing 97% growth compared to the same period in 2019.

There were 3,278 active patients at June 30, 2020, representing 20% growth compared to June 30, 2019, and six percent growth compared to March 31, 2020.

•In the United States, there were 2,143 active patients at June 30, 2020, representing 16% growth compared to June 30, 2019.
•In Germany and other EMEA markets, there were 900 active patients at June 30, 2020, representing 22% growth compared to June 30, 2019.
•In Japan, there were 235 active patients at June 30, 2020, representing 64% growth compared to June 30, 2019.

Additionally, 1,422 prescriptions were received in the quarter ended June 30, 2020, representing four percent growth compared to the same period in 2019, and one percent growth compared to the quarter ended March 31, 2020. In the quarter ended June 30, 2020, 1,156 Optune prescriptions were written for patients with newly diagnosed glioblastoma.

•In the United States, 968 prescriptions were received in the quarter ended June 30, 2020, representing a two percent decrease compared to the same period in 2019.
•In Germany and other EMEA markets, 369 prescriptions were received in the quarter ended June 30, 2020, representing 23% growth compared to the same period in 2019.
•In Japan, 85 prescriptions were received in the quarter ended June 30, 2020, representing 15% growth compared to the same period in 2019.

For the three months ended June 30, 2020, cost of revenues was $25.5 million compared to $21.1 million for the same period in 2019, representing an increase of 21%. The increase was primarily due to the cost of shipping transducer arrays to a higher volume of commercial patients, partially offset by benefits of ongoing efficiency initiatives and scale. Gross margin was 78% for the three months ended June 30, 2020 and 76% for the three months ended June 30, 2019.

Research, development and clinical trials expenses for the three months ended June 30, 2020, were $29.9 million compared to $19.5 million for the same period in 2019, representing an increase of 54%. This was primarily due to an increase in clinical trial and personnel expenses for our phase 3 pivotal and phase 4 post-marketing trials, an increase in development and personnel expenses to support our product development programs, increased investments in preclinical research and the expansion of our medical affairs activities.

Sales and marketing expenses for the three months ended June 30, 2020, were $28.5 million compared to $23.7 million for the same period in 2019, representing an increase of 20%. This was primarily due to an increase in personnel costs to support our growing commercial business and reimbursement efforts and an increase in marketing expenses related to the launch of Optune Lua for malignant pleural mesothelioma.

General and administrative expenses for the three months ended June 30, 2020 were $25.4 million compared to $21.2 million for the same period in 2019, representing an increase of 20%. This was primarily due to an increase in personnel costs, insurance premiums and professional services.

Net income for the three months ended June 30, 2020 was $1.7 million compared to a net loss of $1.3 million for the same period in 2019.

At June 30, 2020, we had $196.8 million in cash and cash equivalents and $149.9 million in short-term investments, for a total balance of $346.7 million in cash, cash equivalents and short-term investments. This represents an increase of $15.4 million in cash and investments since March 31, 2020.

Second quarter 2020 non-U.S. GAAP measures
We also measure our performance based upon a non-U.S. GAAP measurement of earnings before interest, taxes, depreciation, amortization and shared-based compensation ("Adjusted EBITDA"). We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because it helps investors compare the results of our operations from period to period by removing the impact of earnings attributable to our capital structure, tax rate and material non-cash items, specifically share-based compensation.

Adjusted EBITDA was $28.0 million for the three months ended June 30, 2020, an increase of $10.9 million, or 64%, from $17.1 million for the three months ended June 30, 2019. This improvement in fundamental financial performance was driven by net revenue growth coupled with an ongoing commitment to disciplined management of expenses.

Anticipated clinical milestones
•Data from phase 2 pilot HEPANOVA trial in advanced liver cancer (2021)
•Data from phase 2 pilot EF-31 trial in gastric cancer (2021)
•Interim analysis of phase 3 pivotal LUNAR trial in non-small cell lung cancer (2021)
•Interim analysis of phase 3 pivotal PANOVA-3 trial in locally advanced pancreatic cancer (2021)
•Interim analysis of phase 3 pivotal INNOVATE-3 trial in recurrent ovarian cancer (2021)
•Data from phase 3 pivotal METIS trial in brain metastases (2022)
•Data from phase 2 pilot EF-33 trial with high-intensity arrays in recurrent glioblastoma (2022)
•Final data from phase 3 pivotal LUNAR trial in non-small cell lung cancer (2023)
•Final data from phase 3 pivotal PANOVA-3 trial in locally advanced pancreatic cancer (2023)
•Final data from phase 3 pivotal INNOVATE-3 trial in recurrent ovarian cancer (2023)

Conference call details
Novocure will host a conference call and webcast to discuss second quarter 2020 financial results at 8 a.m. EDT today, Thursday, July 30, 2020. Analysts and investors can participate in the conference call by dialing 855-442-6895 for domestic callers and 509-960-9037 for international callers, using the conference ID 1484689.

The webcast, earnings slides presented during the webcast and the corporate presentation can be accessed live from the Investor Relations page of Novocure’s website, www.novocure.com/investor-relations, and will be available for at least 14 days following the call. Novocure has used, and intends to continue to use, its investor relations website, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Novocure
Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer through the development and commercialization of its innovative therapy, Tumor Treating Fields. Novocure’s commercialized products are approved in certain countries for the treatment of adult patients with glioblastoma and in the U.S. for the treatment of adult patients with malignant pleural mesothelioma. Novocure has ongoing or completed clinical trials investigating Tumor Treating Fields in brain metastases, non-small cell lung cancer, pancreatic cancer, ovarian cancer, liver cancer, gastric cancer and glioblastoma.

Headquartered in Jersey, Novocure has U.S. operations in Portsmouth, New Hampshire, Malvern, Pennsylvania and New York City. Additionally, the company has offices in Germany, Switzerland, Japan and Israel. For additional information about the company, please visit www.novocure.com or follow us at www.twitter.com/novocure.

Forward-Looking Statements
In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical trial progress, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions as well as issues arising from the COVID-19 pandemic and other more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 27, 2020 and its Quarterly Report on Form 10-Q filed on April 30, 2020 with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Consolidated Statements of Operations
USD in thousands (except share and per share data)

	Three months ended June 30,		Six months ended June 30,		Year ended December 31,
	2020	2019	2020	2019	2019
	Unaudited		Unaudited		Audited
Net revenues	$115,925	$86,713	$217,753	$160,022	$351,318
Cost of revenues	25,474	21,106	49,970	40,920	88,606
Gross profit	90,451	65,607	167,783	119,102	262,712

Operating costs and expenses:
Research, development and clinical trials	29,918	19,454	55,190	36,496	79,003
Sales and marketing	28,461	23,708	57,294	46,041	96,675
General and administrative	25,404	21,249	52,012	41,487	87,948
Total operating costs and expenses	83,783	64,411	164,496	124,024	263,626

Operating income (loss)	6,668	1,196	3,287	(4,922)	(914)
Financial expenses (income), net	2,617	1,239	5,049	3,610	7,910

Income (loss) before income tax	4,051	(43)	(1,762)	(8,532)	(8,824)
Income tax	2,396	1,227	(7,369)	4,888	(1,594)
Net income (loss)	$1,655	$(1,270)	$5,607	$(13,420)	$(7,230)

Basic net income (loss) per ordinary share	$0.02	$(0.01)	$0.06	$(0.14)	$(0.07)
Weighted average number of ordinary shares used in computing basic net income (loss) per share	100,718,893	96,356,317	100,298,230	95,583,802	97,237,549

Diluted net income (loss) per ordinary share	$0.02	$(0.01)	$0.05	$(0.14)	$(0.07)
Weighted average number of ordinary shares used in computing diluted net income (loss) per share	107,647,802	96,356,317	107,897,907	95,583,802	97,237,549

Consolidated Balance Sheets
USD in thousands (except share data)

	June 30, 2020	December 31, 2019
	Unaudited	Audited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$196,784	$177,321
Short-term investments	149,930	148,769
Restricted cash	801	2,095
Trade receivables	76,026	58,859
Receivables and prepaid expenses	38,104	29,202
Inventories	26,136	23,701
Total current assets	487,781	439,947
LONG-TERM ASSETS:
Property and equipment, net	10,530	9,342
Field equipment, net	8,339	7,684
Right-of-use assets, net	17,429	17,571
Other long-term assets	4,860	4,904
Total long-term assets	41,158	39,501
TOTAL ASSETS	$528,939	$479,448

Consolidated Balance Sheets
USD in thousands (except share data)

	June 30, 2020	December 31, 2019
	Unaudited	Audited
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade payables	$38,506	$36,925
Other payables, lease liabilities and accrued expenses	46,615	49,386
Total current liabilities	85,121	86,311
LONG-TERM LIABILITIES:
Long-term loan, net of discount and issuance costs	149,507	149,424
Deferred revenue	8,022	7,807
Long-term leases	13,668	14,140
Employee benefits	4,626	3,754
Other long-term liabilities	173	222
Total long-term liabilities	175,996	175,347
TOTAL LIABILITIES	261,117	261,658

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Share capital -
Ordinary shares no par value, unlimited shares authorized; issued and outstanding: 101,020,721 shares and 99,528,435 shares at June 30, 2020 (unaudited) and December 31, 2019, respectively	—	—
Additional paid-in capital	916,632	871,442
Accumulated other comprehensive income (loss)	(3,532)	(2,767)
Retained earnings (accumulated deficit)	(645,278)	(650,885)
TOTAL SHAREHOLDERS' EQUITY	267,822	217,790
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$528,939	$479,448

Non-U.S. GAAP financial measures reconciliation
USD in thousands

	Three months ended June 30,			Six months ended June 30,
	2020	2019	% Change	2020	2019	% Change
Net income (loss)	$1,655	$(1,270)	(230)%	$5,607	$(13,420)	(142)%
Add: Income tax	2,396	1,227	95%	(7,369)	4,888	(251)%
Add: Financial income (expenses), net	2,617	1,239	111%	5,049	3,610	40%
Add: Depreciation and amortization	2,601	2,132	22%	4,489	4,061	11%
EBITDA	$9,269	$3,228	179%	$7,776	$(861)	(1,003)%
Add: Share-based compensation	18,770	13,732	37%	35,327	23,381	51%
Adjusted EBITDA	$28,039	$17,060	64%	$43,103	$22,520	91%

Media and Investor Contact:
Ashley Cordova
acordova@novocure.com
212-767-7558